UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):             July 28, 2011

AMREP Corporation
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2011, Theodore J. Gaasche, age 49, was elected President and Chief Executive Officer of the Company effective August 1, 2011, at an annual salary of $400,000.  Mr. Gaasche had served as the Company’s Vice President - Corporate Development since February 2011.  Also, from 2009 until July 2011 he had been serving as Executive Vice President, Operations of Spartan Organization, Inc., a private company that advises various print, publishing and other portfolio companies owned by Nicholas G. Karabots, a director and the majority shareholder of the Company.  Mr. Gaasche held his prior position with the Company on a less than full-time basis while he also was employed by the Spartan Organization.  For over twenty years until 2008, Mr. Gaasche held positions of increasing responsibility at various divisions of SunGard Data Systems Inc., most recently as the Chief Executive Officer of SunGard Availability Services, a division of SunGard that provides disaster recovery, managed information technology and related services.  The Company anticipates that Mr. Gaasche will continue to provide some services to the Spartan Organization as a member of its Board of Directors but this will not interfere with his full time responsibilities to the Company.

On July 28, 2011, Michael P. Duloc, age 54, who is a son-in-law of Nicholas G. Karabots, was appointed President and Chief Executive Officer of the Company’s Media Services businesses effective August 1, 2011.  The Company’s Media Services businesses consist of subscription fulfillment services performed by Palm Coast Data LLC and newsstand distribution, product fulfillment and specialty packaging services provided by Kable Media Services, Inc. and its subsidiaries.  Since 1993 Mr. Duloc has held various senior executive positions with Media Services companies, including President of Kable Media Services, Inc., since 2007, President of Kable Distribution Services, Inc. since 1996, and President of Kable Fulfillment Services, Inc., a predecessor of Palm Coast Data LLC, from 2000 until January 2007.  There has been no change in Mr. Duloc’s compensation as a result of his new appointment and his annual salary remains $382,500.

John F. Meneough, who has been the principal executive officer of the Company’s Palm Coast Data LLC subsidiary since prior to its acquisition by the Company in January 2007, has stepped down from his executive position effective August 1, 2011.  It is expected that Mr. Meneough will remain with Palm Coast Data LLC in an advisory capacity until April 30, 2012, the end of the Company’s current fiscal year.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 28, 2011, the Board of Directors amended Section 1 of Article IV of the Company’s By-Laws to eliminate the requirement that the Company’s President be a director.

Item 9.01.  Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description
3(ii)	Amendment of Section 1 of Article IV of the By-Laws.
99.1	Press release issued by the Company on August 1, 2011 announcing the management changes reported in Item 5.02 of this Current Report.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation
(Registrant)

Date: August 2, 2011	By: /s/ Peter M. Pizza
Peter M. Pizza
Vice President and
Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
3(ii)	Amendment of Section 1 of Article IV of the By-Laws.
99.1	Press release issued by the Company on August 1, 2011 announcing the management changes reported in Item 5.02 of this Current Report.